SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 9, 2020

ORGANIC AGRICULTURAL COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	0-56168	82-5442097
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

6th Floor A, Chuangxin Yilu, No. 2305, Technology Chuangxincheng,
Gaoxin Jishu Chanye Technology Development District,
Harbin City. Heilongjiang Province, China 150090
(Address of principal executive offices) (Zip Code)

86 (0451) 5862-8171
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2020 Organic Agricultural Company Limited (“Organic Agricultural”) entered into a Cooperation Agreement with Unbounded IOT Block Chain Limited (“Unbounded”), an entity with offices in Xiamen City, Fujian Province. The purpose of the Cooperation Agreement is to promote the use of blockchain technology in agriculture, specifically the development of tracing systems for agricultural products, the development of a blockchain-based shopping mall for agricultural products, and related improvements to the agricultural sector of the economy. To accomplish those purposes, the two parties have agreed to organize Tianci Wanguan (Xiamen) Digital Technology Co., Ltd., of which Organic Agricultural will own 51% and Unbounded will own 49%. Each party will provide capital resources to Tianci Wanguan in proportion to its ownership percentage.

The Cooperation Agreement provides that Organic Agricultural will issue shares of its common stock to Unbounded if certain technological goals specified in the Cooperation Agreement are achieved and the revenue goals and other targets that Organic Agricultural and Unbounded set for Tianci Wanguan are met. Within sixty days after these conditions are satisfied, Organic Agricultural will implement a 3.9-for-1 stock split, following which it will issue 20 million common shares to Unbounded. As a result of those transactions, Unbounded will own 25.86% of the outstanding shares of Organic Agricultural. The Cooperation Agreement provides that the voting rights related to the 20 million shares to be issued to Unbounded will be vested in Hao Shuping, who is the principal shareholder of Organic Agricultural.

Item 9.01 Financial Statements and Exhibits

Exhibits

10-a	English translation of Cooperation Agreement dated November 9, 2020 between Organic Agricultural Company Limited and Unbounded IOT Block Chain Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC AGRICULTURAL COMPANY LIMITED

Dated: November 12, 2020	By:	/s/ Xun Jianjun
Xun Jianjun
Chief Executive Officer

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